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                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20509

                            FORM 8-K

                          CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                         July 28, 2000
                         -------------
                         Date of Report
               (Date of Earliest Event Reported)

                  WORLD INTERNETWORKS, INC.
                  -------------------------
     (Exact Name of Registrant as Specified in its Charter)

        Nevada                        033-05844-NY               87-0575839
        ------                        ------------               ----------
   (State or other juris-          (Commission File No.)       (IRS Employer
diction of incorporation)                                         I.D. No.)

                  418 South Commerce Road Suite #422
                             Orem, Utah 84058
                             ----------------
               (Address of Principal Executive Offices)

                             (801) 434-7517
                             --------------
                    Registrant's Telephone Number

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Item 1.   Changes in Control of Registrant.

          None.

Item 2.   Acquisition or Disposition of Assets.

          None; not applicable.

Item 3.   Bankruptcy or Receivership.

          On July 28, 2000, the United States Bankruptcy Court for the District of Utah ordered closed the bankruptcy cases that were pending with respect to the following wholly-owned subsidiaries of World Internetworks, Inc., a Nevada corporation (the "Company"): (i) World Internet Marketplace, a Utah corporation; (ii) Global Media Group, a Utah corporation doing business as Institute for Financial Independence; and (iii) Global Wholesale Exchange, a Utah corporation (collectively, the "Subsidiaries"). The Court also discharged the bankruptcy trustee that had been appointed with respect to the Subsidiaries.

          As a result of the closure of the bankruptcy cases filed by each of the three Subsidiaries, the Company will record an extraordinary gain from forgiveness of debt in the amount of $2,459,205 in the second quarter of the current fiscal year. The reserve for discontinued operations in the same amount will be removed from the Company's current liabilities on its balance sheet.

          Each of the Subsidiaries is inactive, having ceased business operations in 1998.

Item 4.   Changes in Registrant's Certifying Accountant.

          None; not applicable.

Item 5.   Other Events.

          None; not applicable.

Item 6.   Resignations of Registrant's Directors.

          None; not applicable.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

          Exhibits

          None.

Item 8.   Change in Fiscal Year.

          None; not applicable.

                           SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WORLD INTERNETWORKS, INC.

Date: 8/2/00                        By: /s/ Steven K. Hansen
     ------------                      -----------------------------
                                       Steven K. Hansen
                                       CEO, President and Chairman

Date: 8/2/00                        By: /s/ Randal L. Roberts
     -------------                     -----------------------------
                                       Randal L. Roberts
                                       Director

Date: 8/2/00                        By: /s/ Gary S. Winterton
     -------------                     -----------------------------
                                       Gary S. Winterton
                                       Director